REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
BG Staffing, Inc.

We have audited the accompanying consolidated financial statements of Vision Technology Services, Inc. and subsidiaries which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vision Technology Service, Inc and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in conformity with GAAP.

/s/ Whitley Penn LLP

Dallas, Texas
December 9, 2015

Vision Technology Services, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	September 27, 2015	December 31, 2014	December 31, 2013
	(unaudited)
Current assets
Cash and cash equivalents	$842,683	$2,577,744	$1,152,536
Accounts receivable (net of allowance for doubtful accounts of $25,000 at 2015, 2014 and 2013)	4,040,896	3,282,610	4,196,259
Prepaid expenses	135,432	29,824	30,294
Other current assets	1,800	—	47,184
Total current assets	5,020,811	5,890,178	5,426,273

Property and equipment, net	256,091	321,314	190,328
Deposits	18,341	18,341	18,341

Total assets	$5,295,243	$6,229,833	$5,634,942

Current liabilities
Accounts payable and accrued expenses	$389,597	$445,947	$226,379
Accrued payroll and expenses	699,115	449,138	1,054,658
Accrued consultant costs	638,762	643,871	407,542
Other current liabilities	18,134	—	—
Total current liabilities	1,745,608	1,538,956	1,688,579

Other long-term liabilities	14,005	—	—
Total liabilities	1,759,613	1,538,956	1,688,579

Commitments and contingencies

Members' equity	3,535,630	4,690,877	3,946,363
Total liabilities and members’ equity	$5,295,243	$6,229,833	$5,634,942

The accompanying notes are an integral part of these consolidated financial statements.

Vision Technology Services, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Nine Month Period Ended September 27, 2015	For the Nine Months Period Ended September 30, 2014	For the Years Ended December 31,

			2014	2013
	(unaudited)	(unaudited)

Revenues	$25,226,294	$25,353,216	$33,227,466	$33,874,147
Cost of services	19,153,881	18,896,754	25,019,166	25,213,894
Gross profit	6,072,413	6,456,462	8,208,300	8,660,253

Selling, general and administrative expenses	3,142,157	3,248,083	4,382,105	4,257,499
Depreciation	71,877	56,769	81,378	51,277
Operating income	2,858,379	3,151,610	3,744,817	4,351,477

Interest expense, net	—	—	—	15,663
Net income before income taxes	2,858,379	3,151,610	3,744,817	4,335,814

Income tax expense	—	—	—	—
Net income	$2,858,379	$3,151,610	$3,744,817	$4,335,814

The accompanying notes are an integral part of these consolidated financial statements.

Vision Technology Services, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
Years Ended December 31, 2014 and 2013 and Unaudited Fiscal Nine Month Period Ended September 27, 2015

Member's Equity

Members' equity, December 31, 2012	$4,540,850
Distributions to members'	(4,930,301)
Net income	4,335,814
Members’ equity, December 31, 2013	3,946,363

Distributions to members'	(3,000,303)
Net income	3,744,817
Members’ equity, December 31, 2014	4,690,877

Distributions to members'	(4,013,626)
Net income	2,858,379
Members’ equity, September 27, 2015	$3,535,630

 The accompanying notes are an integral part of these consolidated financial statements.

Vision Technology Services, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Fiscal Nine Month Period Ended September 27, 2015	For the Nine Months Period Ended September 30, 2014	For the Years Ended December 31,

			2014	2013
	(unaudited)	(unaudited)

Cash flows from operating activities
Net income	$2,858,379	$3,151,610	$3,744,817	$4,335,814
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	71,877	56,769	81,378	51,277
Loss on disposal of property and equipment	42,800	—	—	3,091
Provision for doubtful accounts	—	20,000	25,000	4,737
Net changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	(758,286)	(152,102)	888,649	(363,660)
Prepaid expenses	(105,608)	(45,038)	470	(20,770)
Other current assets	(1,800)	47,184	47,184	(47,186)
Other long-term assets	—	(900)	—	—
Accounts payable and accrued expenses	(56,350)	554,012	219,568	(291,774)
Accrued payroll and expenses	249,977	(507,460)	(605,520)	(450,165)
Accrued consultant costs	(5,109)	247,583	236,329	407,542
Other current liabilities	13,750	—	—	—
Net cash provided by operating activities	2,309,630	3,371,658	4,637,875	3,628,906
Cash flows from investing activities
Capital expenditures	(30,361)	(234,845)	(212,364)	(135,115)
Net cash used in investing activities	(30,361)	(234,845)	(212,364)	(135,115)
Cash flows from financing activities
Payments under line of credit	—	—	—	(1,000,000)
Payments on other long-term liabilities	(704)	—
Distributions to members'	(4,013,626)	(2,854,461)	(3,000,303)	(4,930,301)
Net cash used in financing activities	(4,014,330)	(2,854,461)	(3,000,303)	(5,930,301)
Net increase (decrease) in cash	(1,735,061)	282,352	1,425,208	(2,436,510)
Cash, beginning of period	2,577,744	1,152,536	1,152,536	3,589,046
Cash, end of period	$842,683	$1,434,888	$2,577,744	$1,152,536

Supplemental cash flow information:
Cash paid for interest	$—	$—	$—	$15,663
Non-cash transactions:
Capital leases in property and equipment	$(19,093)	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Vision Technology Services, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Vision Technology Services, Inc. is a provider of temporary information technology ("IT") staffing services that also operates, through its wholly owned subsidiaries Vision Technology Services, LLC. and VTS-VM, LLC (collectively, the "Company"). The Company was established in 2001 as a Delaware Corporation and provides services within the United States of America.

The Company's consulting solutions supplement medium to large size companies with contract staffing solutions for the implementation of their new strategic capabilities as well as augmenting their critical IT infrastructure and support functions. The Company's IT consulting solutions place consultants with customers for contract lengths generally of more than six months.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). All significant intercompany transactions and balances have been eliminated in consolidation.

Unaudited Interim Financial Information

The accompanying interim balance sheet as of September 27, 2015, the statements of operations for the eight months and twenty-seven days period ended September 27, 2015 ("Fiscal Nine Month") and the nine months ended September 30, 2014, statements of cash flows for the Fiscal Nine Month period ended September 27, 2015 and the nine months ended September 30, 2014 and the statement of members’ equity for the Fiscal Nine Month period ended September 27, 2015 are unaudited. These unaudited interim financial statements have been prepared in accordance with GAAP. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary. The results of operations for the aforementioned interim periods are not necessarily indicative of the results to be expected for the year ending December 31, 2015 or for any other period.

Fiscal Year

The Company's year end is December 31.

Management Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Accounts Receivable

The Company extends credit to its customers in the normal course of business. Accounts receivable represent unpaid balances due from customers. The Company maintains an allowance for doubtful accounts for estimated losses resulting from customers’ non-payment of balances due to the Company. The Company’s determination of the allowance for uncollectible amounts is based on management’s judgments and assumptions, including general economic conditions, portfolio composition, prior loss experience, evaluation of credit risk related to certain individual customers and the Company’s ongoing examination process. Receivables are written off after they are deemed to be uncollectible after all means of collection have been exhausted. Recoveries of receivables previously written off are recorded when received.

Vision Technology Services, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations of Credit Risk

The Company does not believe that its financial instruments, primarily cash and cash equivalents, and accounts receivable are subject to significant concentrations of credit risk. The Company’s cash periodically exceeds the FDIC limits on insured balances. Maintaining deposits with major banks mitigates this risk.

Credit is extended based on an evaluation of the customer’s financial condition and, if necessary, a deposit or some other form of collateral or guarantee is obtained. Credit losses have generally been within management’s expectations.

One customer accounted for approximately 74% of the unaudited total net revenues for the Fiscal Nine Month period ended September 27, 2015, 71% of the unaudited nine months ended September 30, 2014 and 72% and 60% of fiscal years ended December 31, 2014 and 2013, respectively. The one customer also accounted for approximately 67% of the unaudited accounts receivable, net at September 27, 2015 and 65% and 68% of the accounts receivable, net at December 31, 2014 and 2013, respectively. Consequently, weakness in the customer's financial condition could have a material adverse effect on the Company’s financial position and results of operations.

Most of the Company's operations are located in the mid-Atlantic region during 2014 and 2013. Consequently, weakness in economic conditions in this region could have a material adverse effect on the Company’s financial position and results of operations.

Property and Equipment

The Company’s policy is to depreciate the cost of property and equipment over the estimated useful lives of the assets using the straight-line method. The cost of leasehold improvements and capital leases are amortized over their useful lives, or the applicable lease term, if shorter. Estimated useful lives are as follows:

Years
Leasehold improvements	1-5
Furniture and fixtures	7
Computer systems	3-5

Revenue Recognition

The Company provides consultant staffing services. Revenues as presented on the Consolidated Statements of Operations represent services rendered to customers less sales adjustments and allowances. Reimbursements, including those related to out-of-pocket expenses, are also included in revenues, and equivalent amounts of reimbursable expenses are included in cost of services.

The Company and its customers enter into agreements that outline the general terms and conditions of the staffing arrangement. Revenue is recognized as services are performed and associated costs have been incurred. The Company records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified workers, (ii) has the discretion to select the workers and establish their price and duties and (iii) bears the risk for services that are not fully paid for by customers.

Consultant staffing revenues are recognized when the services are rendered by the Company’s temporary workers or consultants. The Company assumes the risk of acceptability of its workers to its customers.

Income Taxes

No provision was made for U.S. federal income taxes in the accompanying Consolidated Statements of Operations. The Company is treated as a partnership for federal income tax purposes. Consequently, federal and state income taxes were not payable, or provided for, by the Company. The Company does not have any unrecognized tax benefits, has not incur any interest related to unrecognized tax benefits or has paid any penalties. Members were taxed individually on their share of the Company’s earnings, which were allocated among the members in accordance with the operating agreement of the members.

Vision Technology Services, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The estimated fair value of cash, accounts receivable, prepaids expenses, accounts payable and all other accrued expenses approximate their carrying amounts due to the relatively short period to maturity of these instruments. Management believes the terms of capital lease obligations reflect current market conditions and book value approximates fair value. The fair value of a financial asset or liability is based on the assumptions that market participants would use in pricing the asset or liability. The Company follows a three-tiered fair value hierarchy when determining the inputs to valuation techniques. Level 1 measurements consist of unadjusted quoted prices in active markets for identical assets or liabilities.  Level 2 measurements include quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 3 measurements include significant unobservable inputs.

NOTE 3 - PROPERTY AND EQUIPMENT, NET

Property and equipment as of September 27, 2015, December 31, 2014 and December 31, 2013 consist of the following:

	2015	2014	2013
	(unaudited)

Leasehold improvements	$21,662	$35,046	$35,046
Furniture and fixtures	160,953	211,628	206,476
Furniture and fixtures under capital lease	19,093	—	—
Computer systems	215,077	321,892	114,680
	416,785	568,566	356,202
Accumulated depreciation	(160,694)	(247,252)	(165,874)
	$256,091	$321,314	$190,328

NOTE 4 - DEBT

The Company has a line of credit ("LOC") with M&T Bank (previously Provident Bank) effective May 2006, which provides for borrowings up to $1.0 million. As of September 27, 2015, December 31, 2014 and December 31, 2013, there was no outstanding balance on the LOC, respectively. Borrowings under the LOC are subject to a borrowing base, bear interest at Prime (3.25% at December 31, 2014), and is secured by all assets of the Company. The LOC has been canceled subsequent to the purchase date of September 27, 2015.

NOTE 5 - CONTINGENCIES

The Company is engaged from time to time in legal matters and proceedings arising out of its normal course of business. The Company establishes a liability related to its legal proceedings and claims when it has determined that it is probable that the Company has incurred a liability and the related amount can be reasonably estimated. If the Company determines that an obligation is reasonably possible, the Company will, if material, disclose the nature of the loss contingency and the estimated range of possible loss, or include a statement that no estimate of loss can be made. While uncertainties are inherent in the final outcome of such matters, the Company believes that there are no pending proceedings in which the Company is currently involved that will have a material effect on its financial position, results of operations, or cash flow.

Vision Technology Services, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - OPERATING LEASES

The Company is a party to a lease for its facilities, expiring in fiscal year 2018. The lease provides for escalating rents over the life of the lease and rent expense is recognized over the term of the lease on a straight-line basis, with the difference between lease payments and rent expense recorded as deferred rent in accrued expenses in the consolidated balance sheets. Total rental expense charged to operations amounted to $192,299 for the unaudited Fiscal Nine Month period ended September 27, 2015, $193,841 for the unaudited nine months ended September 30, 2014 and $261,928, and $259,062 for years ended December 31, 2014 and 2013, respectively.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year, as of December 31, 2014:

Fiscal year ending:
2015	$168,585
2016	163,748
2017	68,228
2018	—
Thereafter	—
$400,561

NOTE 7 - EMPLOYEE BENEFIT PLAN

The Company provides a defined contribution plan (the "401(k) Plan") for the benefit of its eligible full-time employees. The 401(k) Plan allows employees to make contributions subject to applicable statutory limitations. The Company matches employee contributions 100% up to the first 3% and 50% of the next 2% of an employee’s compensation. The Company contributed $206,264 for the unaudited Fiscal Nine Month period ended September 27, 2015, $201,646 for the unaudited nine months ended September 30, 2014 and $265,157, and $230,912 for years ended December 31, 2014 and 2013, respectively, to the 401(k) Plan.

NOTE 8 - SUBSEQUENT EVENTS

On September 28, 2015, substantially all of the assets and certain liabilities of the Company were acquired by BG Staffing, Inc. ("BG Staffing") for an initial cash consideration paid of $10.0 million and an undiscounted contingent earn-out consideration of up to $10.75 million based on the performance of the acquired business for the three years following the date of acquisition. The purchase agreement contained a provision for a “true up” of acquired working capital 120 days after the closing date. If actual working capital is greater than the target working capital, BG Staffing will pay additional consideration in the amount of the difference. If actual working capital is less than target working capital, the Company will pay BG Staffing the amount of the difference.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 9, 2015 the date the financial statements were available for issuance.